EXHIBIT 16.1

                                   ARTHUR
                                  ANDERSEN



May 22, 1996


Securities and Exchange Commission
450 Washington Street, N.W.
Washington, D.C. 20549



Dear Sirs:

We have read the second paragraph of the "Additional Information" included in the attached Form S-1 of UtiliMed, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP